SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.   )

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Kosan Biosciences Incorporated
(Name of Registrant as Specified in its Charter)

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Kosan Biosciences Incorporated
3832 Bay Center Place
Hayward, CA 94545

April 17, 2002

To Our Stockholders:

I am pleased to invite you to attend the Annual Meeting of Stockholders of Kosan Biosciences Incorporated to be held at 3832 Bay Center Place, Hayward, CA 94545, on Thursday, May 23, 2002, at 10:00 a.m., local time.

The matters expected to be acted upon at the meeting are described in detail in the following Notice of Annual Meeting of Stockholders and Proxy Statement.

The Board of Directors appreciates and encourages stockholder participation in the Company’s affairs and invites you to attend the meeting in person. It is important, however, that your shares be represented at the annual meeting in any event, and for that reason, we ask that whether or not you expect to attend the meeting, you take a moment to complete, date, sign and return the accompanying proxy in the enclosed postage-paid envelope.

Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

We thank you for your support and look forward to seeing you at the meeting.

Sin	cerely,

Da	niel V. Santi, M.D., Ph.D.
Chairman and Chief Executive Officer

3832 Bay Center Place
Hayward, CA 94545

NOTICE OF THE 2002 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, MAY 23, 2002

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Kosan Biosciences Incorporated, a Delaware corporation (the “Company”), will be held at 3832 Bay Center Place, Hayward, CA 94545, on Thursday, May 23, 2002, at 10:00 a.m., local time, for the following purposes:

(1)	To elect three Class B directors of the Company, to serve until the 2005 Annual Meeting of Stockholders.

(2)	To approve the amendments to the Company’s 2000 Non-Employee Directors’ Stock Option Plan, as set forth in the accompanying proxy statement.

(3)	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The board of directors has fixed the close of business on April 1, 2002, as the record date for the determination of stockholders entitled to notice of, and to vote at, this Annual Meeting and at any adjournment or postponement thereof.

By	Order of the Board of Directors

Su	san M. Kanaya
Secretary

Hayward, California
April 17, 2002

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE ANNUAL MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

Kosan Biosciences Incorporated
3832 Bay Center Place
Hayward, CA 94545

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 23, 2002

INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

The enclosed proxy is solicited on behalf of the Board of Directors of Kosan Biosciences Incorporated, a Delaware corporation (“Kosan” or the “Company”), for use at the Annual Meeting of Stockholders of the Company to be held on May 23, 2002 at 10:00 a.m., local time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company’s offices located at 3832 Bay Center Place, Hayward, California 94545. The Company’s telephone number is (510) 732-8400.

These proxy solicitation materials, together with the Company’s 2001 Annual Report, are being mailed on or about April 17, 2002, to all stockholders of record on April 1, 2002.

SOLICITATION

The cost of soliciting proxies will be borne by the Company. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and employees, without additional compensation, personally or by telephone, facsimile or letter.

VOTING RIGHTS AND OUTSTANDING SHARES

Only holders of record of common stock at the close of business on April 1, 2002 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. At the Record Date, 25,283,721 shares of the Company’s common stock were issued and outstanding. Each holder of record of common stock on the Record Date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

QUORUM, ABSTENTIONS AND BROKER NON-VOTES

The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of common stock outstanding on the Record Date. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions are included in the determination of shares present for quorum purposes. Because abstentions represent shares entitled to vote, the effect of an abstention will be the same as a vote against a proposal. If shares are held in “street name” through a broker or other nominee, the broker or nominee may not be permitted to exercise voting discretion with respect to certain matters to be acted upon. If the broker or nominee is not given specific instructions, shares held in the name of such broker or nominee may not be voted on those matters and will not be considered as present and entitled to vote with respect to those matters. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

VOTING VIA THE INTERNET OR BY TELEPHONE

For Shares Registered in the Name of a Broker or Bank

Most beneficial owners whose stock is held in street name receive instructions for granting proxies from their banks, brokers or other agents, rather than the Company’s proxy card. A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers the means to grant proxies to vote shares by means of the telephone and Internet. If your shares are held in an account with a broker or bank participating in the ADP Investor Communications Services program, you may grant a proxy to vote those shares telephonically by calling the telephone number shown on the instruction form received from your broker or bank, or via the Internet at ADP Investor Communication Services’ voting web site at (www.proxyvote.com).

The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to grant a proxy to vote their shares and to confirm that stockholders’ instructions have been recorded properly. Stockholders granting a proxy to vote via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

REVOCABILITY OF PROXIES

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a date later than the date of the proxy being revoked, or by attending the meeting and voting in person. Attending the meeting will not, by itself, revoke the proxy.

STOCKHOLDER PROPOSALS

The deadline for submitting a stockholder proposal for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2003 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission (the “SEC” or the “Commission”) is December 18, 2002. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so in accordance with our bylaws. Stockholders are also advised to review the Company’s bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations, including a requirement that the Company receive notice of any proposal or nomination at least 120 days before the date of the first anniversary of the mailing of the proxy statement in connection with the previous year’s annual meeting of stockholders.

PROPOSAL 1

ELECTION OF DIRECTORS

Our amended and restated certificate of incorporation and bylaws provide that our board of directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the board may be filed only by persons elected by a majority of the remaining directors. A director elected by the board to fill a vacancy (including a vacancy created by an increase in size of our board of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.

Our board of directors is presently composed of six members. There are three directors in Class B, the class whose term of office expires in 2002, and who are standing for re-election. The nominees for election to this class, Bruce Chabner, M.D., Peter Davis, Ph.D. and Christopher Walsh, Ph.D., are currently members of our board of directors. If elected at the Annual Meeting, Bruce Chabner, M.D., Peter Davis, Ph.D. and Christopher Walsh, Ph.D. would serve until the 2005 annual meeting and until their successors are elected and qualified, or until their earlier death, resignation or removal.

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of Drs. Chabner, Davis and Walsh. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Drs. Chabner, Davis and Walsh have agreed to serve if elected, and we have no reason to believe that they will be unable to serve.

Presented below is biographical information for each nominee and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2005 ANNUAL MEETING

Bruce Chabner, M.D., age 61, has served as a director since September 2001. Dr. Chabner has served as the Chief of Hematology/Oncology and Clinical Director of the Massachusetts General Hospital and as Professor of Medicine at Harvard Medical School since 1995. Dr. Chabner has also served as the Associate Director for Clinical Science of the Dana-Farber/Harvard Cancer Center since 1999 and has held numerous academic appointments, including the position of Director of the Division of Cancer Treatment of the National Cancer Institute from 1982 to 1995. Dr. Chabner has received numerous awards, including Phi Beta Kappa, Alpha Omega Alpha, the Public Health Service’s Distinguished Service Medal, the Karnofsky Award of the American Society for Clinical Oncology and the Bruce F. Cain Award for Drug Development of the American Association for Cancer Research. Dr. Chabner received a B.A., summa cum laude, from Yale College and an M.D., cum laude, from Harvard Medical School.

Peter Davis, Ph.D., age 57, has served as a director since April 1998. Dr. Davis has served as President of DNA Plant Technologies Corporation, an agricultural biotechnology company, since 2001. Dr. Davis was a member of the Executive Committee of Pulsar International, S.A., a management company and an affiliate of A.G. Biotech Capital, from 1993 to 2001. From 1975 to 1993, Dr. Davis was a faculty and staff member of the Wharton School of the University of Pennsylvania. His primary appointments included Director of the Applied Research Center and Director of Executive Education. He is a member of the board of directors of Bionova Holdings, Inc., Seminis, Inc. and several private companies. Dr. Davis received a B.A. in physics from Cambridge University, a Masters Degree in operations research from the London School of Economics and a Ph.D. in operations research from the Wharton School.

Christopher Walsh, Ph.D., age 58, has served as a director since April 1996. Dr. Walsh has been the Hamilton Kuhn Professor of Biological Chemistry and Molecular Pharmacology at Harvard Medical School since 1991 and formerly was President of the Dana-Farber Cancer Institute and Chairman of the Department of Biological Chemistry and Molecular Pharmacology at Harvard Medical School. He has performed extensive research in enzyme stereochemistry, reaction mechanisms and the mechanisms of action of anti-infective and immunosuppressive agents. He is Co-Chairman of the Kosan Scientific Advisory Board. Dr. Walsh is also a member of the board of directors of Versicor, Inc. and several private companies. Dr. Walsh received an A.B. in biology from Harvard University and a Ph.D. in life sciences from The Rockefeller University, New York.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

CLASS C DIRECTORS CONTINUING IN OFFICE UNTIL THE 2003 ANNUAL MEETING

Daniel V. Santi, M.D., Ph.D., age 60, is one of our co-founders, and has served as Chairman of the Board of Directors since our inception in January 1995 and as our Chief Executive Officer since November 1998. Until his retirement in January 2001, Dr. Santi was on leave of absence from his position as Professor of Biochemistry and Biophysics, and of Pharmaceutical Chemistry at University of California, San Francisco, a position that he held since 1974. Dr. Santi was one of the original members of the Scientific Advisory Boards of Chiron Corporation and Mitotix, Inc., and has served as a consultant to several large pharmaceutical companies. In 1988, Dr. Santi founded and served as Chairman of the Board of Directors of Protos, Inc., a biotechnology company and a subsidiary of Chiron Corporation, which was merged with Chiron in 1992. Dr. Santi was also founder and Chairman of Parnassus Pharmaceuticals. Dr. Santi has published over 275 scientific papers and is inventor on many patents in combinatorial chemistry and other areas. Dr. Santi received a B.S. in pharmacy from the State University of New York, an M.D. from the University of California, San Francisco and a Ph.D. in medicinal chemistry from the State University of New York.

Jean Deleage, Ph.D., age 61, has served as a director since April 1996. Dr. Deleage is a founder and managing director of Alta Partners, a venture capital firm investing in information technologies and life science companies. Alta Partners was formed in 1996. In 1979, Dr. Deleage founded, and is a managing partner of, Burr, Egan, Deleage & Co., a major venture capital firm in San Francisco and Boston. Dr. Deleage was a member of Sofinnova’s initial team, a venture capital organization in Paris, and in 1976 formed Sofinnova, Inc. (the U.S. subsidiary of Sofinnova). Dr. Deleage is presently a member of the board of directors of Aclara Biosciences, Inc., Crucell, N.V., Rigel Pharmaceuticals, Inc., Telik, Inc. and several private companies. In 1984, Dr. Deleage was awarded the Ordre National du Merite, and in 1993, he was awarded the Legion of Honor from the French government in recognition of his career accomplishments. Dr. Deleage received a Master’s Degree in electrical engineering from Ecole Superieurie d’Electricite and a Ph.D. in economics from the University of Paris, Sorbonne.

CLASS A DIRECTOR CONTINUING IN OFFICE UNTIL THE 2004 ANNUAL MEETING

Chaitan Khosla, Ph.D., age 37, is one of our co-founders and has served as a director since our inception in January 1995. Dr. Khosla has been a Professor of Chemical Engineering, Chemistry and Biochemistry at Stanford University since 2001, and has been a faculty member since 1992. Dr. Khosla is Co-Chairman of our Scientific Advisory Board. Dr. Khosla is the inventor of the combinatorial biosynthesis technology that we licensed from Stanford University. He is the recipient of several awards, including the 1999 Alan T. Waterman award by the National Science Foundation, the 1999 Eli Lilly Award in biological chemistry, and the 2000 ACS Award in pure chemistry. Dr. Khosla is the author of over 100 publications and is an inventor on numerous patents. Dr. Khosla received a B.S. Tech. from the Indian Institute of Technology, Bombay, India and a Ph.D. from the California Institute of Technology.

BOARD COMMITTEES AND MEETINGS

The board currently consists of six members. During the fiscal year ended December 31, 2001, the board of directors held six meetings, including telephone conference meetings, and acted by written consent five times. The board has an Audit Committee and a Compensation Committee. The Company has no nominating committee.

The Audit Committee makes recommendations to the board regarding the selection of independent auditors, reviews the scope of audit and other services provided by our independent auditors, reviews the accounting principles and auditing practices and procedures to be used for our financial statements and reviews the results of those audits. Drs. Davis, Deleage and Walsh are the current members of the Audit Committee. The members of the Audit Committee are independent (as defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards.) The board has adopted a written charter for the Audit Committee. The Audit Committee met five times in 2001.

The Compensation Committee makes recommendations to the board regarding our stock and compensation plans and approves the compensation of executive officers. The Compensation Committee is composed of three outside directors: Drs. Davis, Deleage and Walsh. During the year, the Compensation Committee met two times with other members of the board in connection with other board meetings.

During the fiscal year ended December 31, 2001, all directors except Dr. Walsh attended at least 75% or more of the total meetings of the board of directors and of the committees on which they served, held during the period for which they were a director or committee member, respectively.

PROPOSAL 2

APPROVAL OF THE AMENDMENTS TO THE COMPANY’S
2000 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN

In March 2000, the Company adopted the Company’s 2000 Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan”) and reserved 300,000 shares of common stock for issuance thereunder plus an automatic annual replenishment of the reserve as described below. The Directors’ Plan provides for the granting of non-statutory stock options to non-employee directors within specific guidelines.

Under the existing plan, each non-employee director who becomes a director of the Company is automatically granted a non-statutory stock option to purchase 7,500 shares of common stock on the date on which such person first becomes a director and such option vests over four years (a “First Option”). Beginning with the 2001 Annual Meeting of Stockholders and each year thereafter, each non-employee director is automatically granted a non-statutory option to purchase 3,750 shares of common stock, which vests one year from the date of grant (a “Subsequent Option”). The exercise price of options under the Directors’ Plan is equal to the fair market value of the common stock on the date of grant. The maximum term of the options granted under the Directors’ Plan is ten years. The Directors’ Plan will terminate in March 2010, unless terminated in accordance with the provisions of the Directors’ Plan. As of December 31, 2001, options to purchase 52,500 shares, net of cancellations, were granted under the Directors’ Plan and, options to purchase 247,500 shares were reserved for issuance.

In February 2002, the board amended the Directors’ Plan, subject to stockholder approval, generally to increase the number of options that may be granted to each non-employee director and adjust the date of grant and the term over which the options vest.

Stockholders are requested in this Proposal 2 to approve the following amendments to the Directors’ Plan to more adequately compensate persons who are directors of the Company and who are not employees of the Company or of any affiliates (“Non-Employee Directors”):

1.
To increase the First Option by 12,500 shares so that a Non-Employee Director will receive a stock option grant for a total of 20,000 shares of common stock on the date on which such person first becomes a director;

2.
To increase the Subsequent Option by 1,250 shares so that a Non-Employee Director will receive a stock option grant for a total of 5,000 shares of common stock each year. In addition, commencing with the 2002 Annual Meeting, to change the date of grant from the date of each annual meeting of stockholders to one day following each year’s annual meeting of stockholders and to change the vesting term, for options granted subsequent to the 2002 Annual Meeting, from one year from the date of grant to the day before the annual meeting of stockholders subsequent to the date of grant; and

3.
To provide for automatic and non-discretionary option grants to certain non-employee directors who serve on certain committees of the board of directors as follows: 1,000 shares for services as a member of the Audit and/or Compensation Committees or 2,000 shares for services as the Chairman of any such Committees. The date of grant shall be one day following each year’s annual meeting of stockholders and the option shall vest on the day before the annual meeting of stockholders subsequent to the date of grant.

The board and management believe that the proposed amendments are in the best interests of the Company. The board and management believe that the Company faces intense competition in its attempts to attract and retain high quality directors. The board and management believe that the proposed amendments will enhance the Company’s ability to offer current and potential directors competitive stock option grants while being provided for under specific guidelines.

Approval of the amendments to the Directors’ Plan will require the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the meeting. If shares are held in “street name” through a broker or other nominee who are not permitted to exercise voting discretion with respect to this Proposal 2, such “broker non-votes” will not be considered as present and entitled to vote. However, such shares represented by such “broker non-votes” will be counted in determining whether there is a quorum. Abstentions will be counted toward the tabulation of votes cast on proposal presented to the stockholders and will have the same effect as negative votes.

THE BOARD AND MANAGEMENT RECOMMEND
A VOTE IN FAVOR OF PROPOSAL 2.

The essential features of the Directors’ Plan are outlined below.

GENERAL

The Directors’ Plan provides for non-discretionary grants of non-statutory stock options to Non-Employee Directors of the Company. Non-statutory stock options granted under the Directors’ Plan are intended not to qualify as “incentive stock options” under the Internal Revenue Code (the “Code”). See “Tax Information” below for a discussion of the tax treatment of non-statutory stock options.

PURPOSE

The Directors’ Plan was adopted to provide a means to attract and retain the best available personnel for service as Non-Employee Directors of the Company, to provide additional incentive to Non-Employee Directors of the Company to serve as directors, and to encourage their continued service on the board.

ADMINISTRATION AND GRANTS OF OPTIONS UNDER THE DIRECTORS’ PLAN

All grants of options to Non-Employee Directors under this plan shall be automatic and non-discretionary and shall be made strictly in accordance with the Directors’ Plan provisions:

(i)	No person shall have any discretion to select which Non-Employee Directors shall be granted options or to determine the number of shares to be covered by options.

(ii)
Each Non-Employee Director shall be automatically granted an option to purchase 20,000 shares (the “First Option”) on the date on which such person first becomes a Non-Employee Director, whether through election by the stockholders of the Company or appointment by the board to fill a vacancy; provided, however, that an Employee Director who ceases to be an Employee Director but who remains a director shall not receive a First Option.

(iii)
Each Non-Employee Director shall be automatically granted an option to purchase 5,000 shares (a “Subsequent Option”) on the day immediately subsequent to the day of the annual meeting of stockholders each year provided he or she is a Non-Employee Director as of such date, and that he or she has served on the board for at least the preceding six (6) months.

(iv)
For services on certain committees of the board of directors, a director will receive an option to purchase 1,000 shares of common stock for such committee membership (the “Committee Option”) or an option to purchase 2,000 shares of common stock for services as the chairman of any such committee (the “Committee Chairman Option”) on the day immediately subsequent to the day of the annual meeting of stockholders each year provided he or she is a Non-Employee Director as of such date.

OPTION EXERCISE

(i)
The First Option shall vest in equal installments over a period of four years from the date of grant, provided that the optionee continues to serve as a director on such dates. The term of the option shall be ten years.

(ii)
The Subsequent Option, Committee Option and Committee Chairman Option shall become fully vested the day before the subsequent annual meeting of stockholders from the grant date, provided that the optionee continues to serve as a director and/or committee member on such date. The term of each option shall be ten years.

ELIGIBILITY

Only Non-Employee Directors of the Company are eligible to receive options under the Directors’ Plan.

STOCK SUBJECT TO THE DIRECTORS’ PLAN

An aggregate of 300,000 shares of common stock is reserved for issuance under the Directors’ Plan plus an annual increase to be added January 1 of each year, beginning in 2001, equal to the lesser of (i) 150,000 shares, (ii) .75% of the outstanding shares on such date or (iii) a lesser amount determined by the board. The shares may be authorized, but unissued, or reacquired common stock.

TERM

The term of the options under the Directors’ Plan is ten years. An option may be exercised following termination of the optionee’s service as a Non-Employee Director within three months following the date of the optionee’s termination only for the number of shares for which it was vested on the date of termination.

EXERCISE PRICE; PAYMENT

The exercise price of all options granted under the Directors’ Plan is 100% of the fair market value of the common stock of the Company on the last market trading day prior to the grant date of the option. The exercise price of options granted under the Directors’ Plan must be paid either by (i) cash, (ii) check, (iii) other shares that (x) in the case of shares acquired upon exercise of an option, have been owned by the optionee for more than six (6) months on the date of surrender and (y) have a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which said option shall be exercised, (iv) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Directors’ Plan, or (v) any combination of the foregoing methods of payment.

ADJUSTMENT PROVISIONS

If there is any change in the stock subject to the Directors’ Plan or subject to any option granted thereunder (through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, combination or reclassification of the common stock, or any other increase or decrease in the number of shares effected without receipt of consideration by the Company), the Directors’ Plan and options outstanding thereunder will be proportionately adjusted as to the class and the maximum number of shares subject to the Directors’ Plan (including as to the automatic replenishment), the class and number of shares subject to the automatic grants, and the class, number of shares and price per share of stock subject to any such outstanding options. In the event of the proposed dissolution of the Company or liquidation of the Company, to the extent that an option has not been previously exercised, it shall terminate immediately prior to the consummation of such proposed action.

In the event of a merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company, outstanding options may be assumed or equivalent options may be substituted by the successor corporation or a parent or subsidiary thereof (the “Successor Corporation”). If an option is assumed or substituted for, the option or equivalent option shall continue to be exercisable so long as the optionee serves as a director or a director of the Successor Corporation. Following such assumption or substitution, if the optionee’s status as a director or director of the Successor Corporation, as applicable, is terminated other than upon a voluntary resignation by the optionee, the option or equivalent option shall become fully exercisable, including as to shares for which it would not otherwise be exercisable.

If the Successor Corporation does not assume an outstanding option or substitute for it an equivalent option, the option shall become fully vested and exercisable, including as to Shares for which it would not otherwise be exercisable. In such event, the board shall notify the optionee that the option shall be fully exercisable for a period of 30 days from the date of such notice, and upon the expiration of such period, the option shall terminate.

AMENDMENT AND TERMINATION OF THE PLAN

The board may at any time amend, alter, suspend, or discontinue the Directors’ Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, the Company shall obtain stockholder approval of any Directors’ Plan amendment in such a manner and to such a degree as required.

EFFECT OF AMENDMENT OR TERMINATION

Any such amendment or termination of the Directors’ Plan shall not affect options already granted and such options shall remain in full force and effect as if this Directors’ Plan had not been amended or terminated.

FEDERAL INCOME TAX INFORMATION

Non-statutory stock options granted under the Directors’ Plan generally have the following federal income tax consequences: there are no tax consequences to the optionee or the Company by reason of the grant of a non-statutory stock option. Upon exercise of a non-statutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the date of exercise over the option exercise price. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

NEW PLAN BENEFITS

The following table presents certain information with respect to options to be granted in 2002, subject to stockholder approval, to Non-Employee Directors under the Directors’ Plan.

	2000 Non-Employee Directors’ Stock Option Plan
Name and Position	Dollar Value (1)	Number of Shares Subject to Options to be Granted
Bruce Chabner, M.D., Director	—	5,000
Peter Davis, Ph.D., Director	—	8,000
Jean Deleage, Ph.D., Director	—	8,000
Chaitan Khosla, Ph.D., Director	—	5,000
Christopher Walsh, Ph.D., Director	—	7,000

(1)	The dollar value of the shares subject to options to be granted is not determinable at this time but will be equal to the fair market value of the stock subject to such option on the date of grant.

AUDITORS

The board of directors has selected Ernst & Young LLP as the Company’s independent auditors for the fiscal year ended December 31, 2002.

Ernst & Young LLP has audited the Company’s financial statements since May 1998. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent auditors is not required by the Company’s bylaws or otherwise.

Audit Fees.    Audit fees billed to the Company by Ernst & Young LLP during the 2001 fiscal year totaled $92,516 for the independent audit of the Company’s annual financial statements and for the review of the financial statements contained in the Company’s quarterly reports on Form 10-Q.

Financial Information Systems Design and Implementation Fees.    The Company did not engage Ernst & Young LLP to provide advice to the Company regarding financial information systems design and implementation during the 2001 fiscal year.

Other Fees.    Fees billed to the Company by Ernst & Young LLP during the 2001 fiscal year for all other non-audit services rendered to the Company, including tax-related services, totaled $8,473.

The Audit Committee has determined that the rendering of all other non-audit services by Ernst & Young LLP is compatible with maintaining the auditors’ independence.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock as of March 31, 2002 by: (i) each person who is known by the Company to beneficially own more than 5% of the common stock; (ii) each of the executive officers of the Company; (iii) each director of the Company; and (iv) all executive officers and directors as a group.

Percentage of ownership is based on 25,283,721 shares outstanding as of March 31, 2002. Beneficial ownership is calculated based on Commission requirements. All shares of common stock subject to options currently exercisable or exercisable within 60 days after March 31, 2002 are deemed to be outstanding for the purpose of computing the percentage of ownership of the person holding such options, but are not deemed to be outstanding for computing the percentage of ownership of any other person. Unless otherwise indicated below, each stockholder named in the table has sole or shared voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws. Unless otherwise indicated in the table, the address of each individual listed in the table is Kosan Biosciences Incorporated, 3832 Bay Center Place, Hayward, California 94545.

	Amount of Shares Beneficially Owned as of March 31, 2002
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Total Outstanding Shares Beneficially Owned
Daniel V. Santi, M.D., Ph.D. (1)	3,908,142	15.4%
Jean Deleage, Ph.D. (2)	1,350,259	5.3
Alta Partners One Embarcadero Center, Suite 4050 San Francisco, CA 94111
Chaitan Khosla, Ph.D. (3)	1,777,447	7.0
Lombard Odier & Cie (4)	1,766,103	7.0
Sihlstrasse 20
8021 Zurich, Switzerland
Bruce Chabner, M.D.	—	*
Peter Davis, Ph.D. (5)	5,875	*
Christopher Walsh, Ph.D. (6)	86,971	*
Michael S. Ostrach (7)	439,374	1.7
Robert G. Johnson, Jr., M.D., Ph.D. (8)	202,647	*
Susan M. Kanaya (9)	178,749	*
Kevin R. Kaster (10)	277,102	1.1
Brian W. Metcalf, Ph.D. (11)	184,556	*
All current directors and executive officers as a group (10 persons) (12)	8,226,566	32.2

*	Less than one percent (1%)

(1)
Includes 55,000 shares that Dr. Santi has the right to acquire pursuant to options exercisable within 60 days after March 31, 2002, and 109,375 shares subject to our right to repurchase as of March 31, 2002 if Dr. Santi is no longer an employee, director or consultant with us.

(2)
Includes 1,238,422 shares held by Alta Biopharma Partners II, L.P. and 56,176 shares held by Alta Embarcadero Biopharma Partners II, LLC. Dr. Deleage, one of our directors, is the managing general partner of Alta Partners and disclaims beneficial ownership of such shares except to the extent of his proportionate pecuniary interest therein. Also includes 1,875 shares that Dr. Deleage has the right to acquire pursuant to options exercisable within 60 days after March 31, 2002.

(3)
Includes 1,563,385 shares held by Chaitan and Susanne Ebert-Khosla, Trustees of the Chaitan S. Khosla and Susanne E. Ebert-Khosla 1998 Inter Vivos Trust. Also includes 19,062 shares that Dr. Khosla has the right to acquire pursuant to options exercisable within 60 days after March 31, 2002, and 40,625 shares subject to our right to repurchase as of March 31, 2002 if Dr. Khosla is no longer an employee, director or consultant with us.

(4)	Based solely upon a Schedule 13G filed with the SEC on February 14, 2002.

(5)	Includes 1,875 shares that Dr. Davis has the right to acquire pursuant to options exercisable within 60 days after March 31, 2002.

(6)
Includes 26,971 shares that Dr. Walsh has the right to acquire pursuant to options exercisable within 60 days after March 31, 2002, and 6,875 shares subject to our right to repurchase as of March 31, 2002 in the event of exercise if Dr. Walsh is no longer an employee, director, or consultant with us.

(7)
Includes 268,450 shares held by Michael and Karen Ostrach, Trustees of the Michael and Karen Ostrach Family Trust. Also includes 109,374 shares that Mr. Ostrach has the right to acquire pursuant to options exercisable within 60 days after March 31, 2002, and 14,063 shares subject to our right to repurchase as of March 31, 2002 if Mr. Ostrach is no longer an employee, director or consultant with us.

(8)
Includes 8,020 shares that Dr. Johnson has the right to acquire pursuant to options exercisable within 60 days after March 31, 2002, and 120,000 shares subject to our right to repurchase as of March 31, 2002 if Dr. Johnson is no longer an employee, director or consultant with us.

(9)
Includes 13,749 shares that Ms. Kanaya has the right to acquire pursuant to options exercisable within 60 days after March 31, 2002, and 63,750 shares subject to our right to repurchase as of March 31, 2002 if Ms. Kanaya is no longer an employee, director or consultant with us.

(10)
Includes 58,124 shares that Mr. Kaster has the right to acquire pursuant to options exercisable within 60 days after March 31, 2002, and 32,032 shares subject to our right to repurchase as of March 31, 2002 in the event of exercise if Mr. Kaster is no longer an employee, director or consultant with us.

(11)
Effective January 29, 2002, Dr. Metcalf terminated his employment with us, however, Dr. Metcalf will continue as a member of our Scientific Advisory Board. Includes 155,207 shares that Dr. Metcalf has the right to acquire pursuant to options exercisable within 60 days after March 31, 2002.

(12)
Includes shares pursuant to notes (1) through (3) and (5) through (10) above. Total number of shares includes 7,932,516 shares of common stock held by entities affiliated with directors and executive officers, 294,050 shares issuable upon the exercise of options within 60 days after March 31, 2002, 347,813 shares are subject to our right to repurchase as of March 31, 2002, and 38,907 shares are subject to our right of repurchase as of March 31, 2002 in the event of exercise.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely upon a review of Forms 3 and 4 furnished to the Company, and written representations from the Company’s executive officers, directors and ten percent stockholders, the Company believes that all Section 16(a) filing requirements were complied with during the Company’s fiscal year ended December 31, 2001, except Dr. Brian W. Metcalf, who filed a Form 4, covering one transaction, after it was due.

EXECUTIVE COMPENSATION

DIRECTOR COMPENSATION

Effective October 5, 2001, each Non-Employee Director receives a fee of $1,500 for each board of directors meeting attended. Non-Employee Directors are also eligible for reimbursement of expenses incurred in connection with attending board and committee meetings. In the fiscal year ended December 31, 2001, the total compensation paid to Non-Employee Directors was $13,500. We have in the past granted Non-Employee Directors options to purchase our common stock pursuant to the terms of our stock option plans, and our board continues to have the discretion to grant options to new Non-Employee Directors. On April 6, 2001, we granted an option to purchase 20,000 shares of common stock to director Dr. Christopher Walsh, and on June 1, 2001, we granted an option to purchase 75,000 shares of common stock to director Dr. Chaitan Khosla.

Non-employee directors are entitled to participate in our Directors’ Plan. The Directors’ Plan was adopted by our board of directors in March 2000 and approved by our stockholders in August 2000, and was effective upon the closing of our initial public offering. The Directors’ Plan has a term of ten years, unless terminated sooner by our board of directors. A total of 300,000 shares of our common stock have been reserved for issuance under the Directors’ Plan. During the last fiscal year, the Company granted an option to purchase 3,750 shares to each non-employee director, at an exercise price of $9.70 per share, except for Dr. Chabner who was granted an option to purchase 7,500 shares at an exercise price of $6.70 for his election. As of March 31, 2002, options to purchase 52,500 shares, net of cancellations, have been granted under the Directors’ Plan, and no options have been exercised under the Directors’ Plan. See “Proposal 2” for additional information.

In December 1998, we entered into an amended and restated consulting agreement with our co-founder and director, Dr. Chaitan Khosla. Under the terms of this agreement, Dr. Khosla is entitled to receive consulting fees of not less than $100,000 per year and was granted an option to purchase 195,000 shares of our common stock at an exercise price of $0.37 per share that vests over a four year period. Consulting fees paid to Dr. Khosla totaled $176,667 in 2001, that included a $50,000 bonus, of which $25,000 related to the forgiveness of his promissory note, $120,225 in 2000 and $104,279 in 1999. Either Kosan or Dr. Khosla may terminate his consultancy at any time for any reason. If we terminate Dr. Khosla without cause or as a result of a change in control, he will receive the greater of (i) any compensation payable during the extended term of his consulting agreement or (ii) an amount equal to two times his then-current annual compensation. Further, all of Dr. Khosla’s stock options and other similar equity rights will immediately vest in full.

In April 2001, we entered into an amended and restated consulting agreement with our director, Dr. Christopher Walsh. Under the terms of this agreement, Dr. Walsh is entitled to receive consulting fees of $1,500 per day for consultation at our facility or at a location approved by us and was granted an option to purchase 20,000 shares of our common stock at an exercise price of $7.75 per share that vests over a four year period. Consulting fees paid to Dr. Walsh totaled $3,000 in 2001, $2,000 in 2000 and $4,000 in 1999. Either Kosan or Dr. Walsh may terminate his consultancy at any time for any reason.

In January 2002, we entered into an agreement with Dr. Chaitan Khosla, whereby we issued Dr. Khosla a full recourse promissory note, secured in part by his shares of Kosan common stock, for the amount of $50,000, which bears interest at 5.19%. Interest and principal are due and payable on January 8, 2003.

EXECUTIVE OFFICERS

Executive officers are appointed annually by the board and serve at the discretion of the board. Set forth below are the names of, and certain biographical information concerning, the executive officers of the Company, as of March 31, 2002.

Name	Age	Position
Daniel V. Santi, M.D., Ph.D. (1).	60	Chairman and Chief Executive Officer
Michael S. Ostrach	50	President and Chief Operating Officer
Robert G. Johnson, Jr., M.D., Ph.D.	50	Senior Vice President, Medical Affairs and Corporate Development
Susan M. Kanaya	39	Senior Vice President, Finance, Chief Financial Officer and Secretary
Kevin R. Kaster	42	Senior Vice President, Legal Affairs

(1)	See “Proposal 1” for biographical information regarding Dr. Santi.

Michael S. Ostrach has served as our President and Chief Operating Officer since January 2002. From October 1998 to January 2002, Mr. Ostrach served as our Chief Operating Officer. Prior to joining Kosan in October 1997 as Vice President, Corporate Development, Mr. Ostrach worked as an independent consultant for biotechnology companies from October 1996 to October 1997. Mr. Ostrach was Executive Vice President and Chief Operating Officer of Neurobiological Technologies, Inc., a publicly held biotechnology company, from 1994 to 1996. From 1993 to 1994, Mr. Ostrach worked as a consultant to a number of biotechnology companies. From 1981 to 1991, he was a Senior Vice President at Cetus Corporation, a biotechnology company. In 1991, Cetus Corporation merged into Chiron Corporation, and during 1992, Mr. Ostrach was a Vice President of Chiron Corporation and a founder and the President of Chiron Technologies, a Chiron business unit. Mr. Ostrach received a B.A. from Brown University and a J.D. from Stanford Law School.

Robert G. Johnson, Jr., M.D., Ph.D., has served as our Senior Vice President, Medical Affairs and Corporate Development since January 2002. From September 2000 to January 2002, Dr. Johnson served as our Vice President, Medical Affairs and Corporate Development. From 1998 to September 2000, Dr. Johnson was employed by Chiron Corporation, where he served as Vice President, Pharmacology and Preclinical Affairs through 1999 and most recently as Vice President, Corporate Development. From 1991 to 1998, Dr. Johnson was Director of Pharmacology at Merck & Co., Inc., a pharmaceutical company. In addition, Dr. Johnson was a member of the faculty at the University of Pennsylvania from 1987 to 1991 and at Harvard Medical School from 1985 to 1987. Dr. Johnson received a B.A., a Ph.D. in biophysics and an M.D. each from the University of Pennsylvania.

Susan M. Kanaya has served as our Senior Vice President, Finance and Chief Financial Officer since January 2002 and was appointed Secretary in June 2001. From November 1999 to January 2002, Ms. Kanaya served as our Vice President, Finance and Chief Financial Officer. From 1994 to November 1999, Ms. Kanaya was employed by SUGEN, Inc., a publicly held biotechnology company that was acquired by Pharmacia in 1999, most recently serving as Vice President, Finance and Treasurer. Before joining SUGEN, Ms. Kanaya was the Controller at 50/50 Micro Electronics, Inc., an electronics company, and at Power Up Software Corporation, a computer software company. Ms. Kanaya received a B.S. in business administration from the University of California, Berkeley.

Kevin R. Kaster has served as our Senior Vice President, Legal Affairs since January 2002. From August 1998 to January 2002, Mr. Kaster served as our Vice President, Intellectual Property. Prior to joining Kosan, he was Vice President, Intellectual Property at Geron Corporation, a biotechnology company. Prior to joining Geron in 1994, Mr. Kaster managed the patent group at Affymax N.V., a biotechnology company, between 1991 and 1994. From 1988 to 1991, Mr. Kaster was a Patent Attorney at Cetus Corporation. From 1981 to 1988, Mr. Kaster worked at Eli Lilly and Co. as an Associate Biologist, later becoming a patent technician. Mr. Kaster received a B.S., magna cum laude, in chemistry and molecular biology from Vanderbilt University and a J.D. from Indiana University, Indianapolis.

In April 1998, Mr. Ostrach consented, without admitting or denying the Securities and Exchange Commission’s allegations and conclusions, to the entry of a Commission administrative order requiring future compliance with Rule 102 of the Commission’s Regulation M, a regulation that prohibits participants in a public stock offering from purchasing securities for their own account until the public distribution is complete. The administrative order resulted from Mr. Ostrach’s purchase of 600 shares of Neurobiological Technologies, Inc., or NTI, common stock during a restricted period preceding a 1996 stock offering by NTI.

EXECUTIVE COMPENSATION

The following table sets forth information concerning compensation that we paid during the years ended December 31, 2001, 2000 and 1999 to our Chief Executive Officer and to our four other most highly compensated executive officers who received salary and bonus compensation of more that $100,000 during 2001. These individuals are referred to as the “Named Executive Officers.” All option grants were made under our 1996 Stock Option Plan. Effective December 2001, we transitioned from a June year ended executive compensation program to a calendar year executive compensation program. Amounts below reflect an allocation of June 2001 bonuses into calendar year 2000.

SUMMARY COMPENSATION TABLE

Name and Position	Year	Salary	Bonus		Other Annual Compensation (1)	Underlying Options	All Other Compensation (2)
Daniel V. Santi, M.D., Ph.D.	2001	$289,583	$100,000		50,000	240,000	$1,036
Chairman, Chief Executive	2000	267,292	100,000		50,000	—	929
Officer and Director	1999	250,812	—		—	—	—

Michael S. Ostrach	2001	251,667	56,250		31,250	150,000	635
President and Chief	2000	223,333	71,250		31,250	75,000	414
Operating Officer	1999	191,667	—		—	—	—

Robert G. Johnson, Jr., M.D., Ph.D. (3)	2001	238,750	68,750		18,750	35,000	12,361
Senior Vice President,	2000	71,056	68,750	(4)	18,750	192,000	3,599
Medical Affairs and	1999	—	—		—	—	—
Corporate Development

Kevin R. Kaster	2001	231,667	65,000		15,000	90,000	276
Senior Vice President,	2000	210,833	35,000		15,000	37,500	—
Legal Affairs	1999	190,559	—		—	37,500	—

Brian W. Metcalf, Ph.D (5)	2001	288,750	12,500		12,500	50,000	55,141
Senior Vice President and	2000	220,590	112,500	(6)	12,500	300,000	87,996
Chief Scientific Officer	1999	—	—		—	—	—

(1)	Includes amounts forgiven relating to promissory notes.

(2)	Includes term life insurance premiums, housing allowance and reimbursement of relocation expenses paid by Kosan on behalf of the certain individuals.

(3)	Dr. Johnson joined Kosan in September 2000. All Other Compensation includes $12,000 and $3,500 in the form of housing allowances paid in 2001 and 2000, respectively.

(4)	Bonus includes $50,000 sign-on bonus paid in 2000.

(5)
Effective January 29, 2002, Dr. Metcalf terminated his employment with us. All Other Compensation includes $54,374 and $33,264 in the form of housing allowances paid in 2001 and 2000, respectively, and $54,009 for reimbursement of relocation expenses paid in 2000.

(6)	Bonus includes $100,000 sign-on bonus paid in 2000.

STOCK OPTION GRANTS AND EXERCISES

The following table sets forth summary information regarding the option grants made during the fiscal year ended December 31, 2001, to each of the Named Executive Officers. The exercise price per share was equal to the fair market value of our common stock on the date of grant. The percentage of total options was calculated based on options to purchase an aggregate of 1,182,275 shares of common stock granted under our 1996 Stock Option Plan in 2001. The potential realizable value was calculated based on the ten-year term of the options and assumed rates of stock appreciation of 5% and 10%, compounded annually from the date the options were granted to their expiration date based on the fair value of the common stock on the date of grant. These assumed rates of appreciation comply with the rules of the Commission and do not represent our estimate of our future stock price. For our employees and officers, 25% of the option grant generally vests on the one-year anniversary of employment, and the remainder vests in a series of equal monthly installments beginning on the one-year anniversary of employment and continuing over the next three years of service.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Appreciation for Option Terms
	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in 2001(%)	Exercise Price (per share)	Expiration Date
Name					5%	10%
Daniel V. Santi, M.D., Ph.D.	240,000	20.3%	$10.67	06/01/11	$1,231,266	$3,477,432
Michael S. Ostrach	150,000	12.7	9.70	06/01/11	915,042	2,318,895
Robert G. Johnson, Jr., M.D., Ph.D.	35,000	3.0	9.70	06/01/11	213,510	541,076
Kevin R. Kaster	90,000	7.6	9.70	06/01/11	549,025	1,391,337
Brian W. Metcalf, Ph.D.	50,000	4.2	9.70	06/01/11	305,014	772,965

OPTION VALUES AT DECEMBER 31, 2001

The following table sets forth the number and value of securities underlying unexercised options that are held by each of the Named Executive Officers as of December 31, 2001. Options to purchase shares of our common stock under our 1996 Stock Option Plan granted prior to our initial public offering, were immediately exercisable by optionees but are subject to a right of repurchase pursuant to the vesting schedule of each specific grant. The repurchase option generally lapses over a four-year period with 25% lapsing after the one-year anniversary of employment and the remainder in equal monthly installments thereafter over a three-year period. In the event that an optionee ceases to provide service to us, we have the right to repurchase any of that person’s unvested shares of common stock at the original option exercise price. Options to purchase shares of our common stock under our 1996 Stock Option Plan granted, subsequent to our initial public offering, are generally exercisable pursuant to the vesting schedule of each specific grant. Amounts shown in the value realized column were calculated based on the difference between the option exercise price and the fair value of the common stock on the date of exercise, without taking into account any taxes that may be payable in connection with the transaction, multiplied by the number of shares of common stock underlying the option.

	Shares Acquired On Exercise	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2001		Value of Unexercised In-the-Money Options at December 31, 2001 (1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Daniel V. Santi, M.D., Ph.D.	—	—	30,000	210,000	—	—
Michael S. Ostrach	—	—	93,750	131,250	$568,000	—
Robert G. Johnson, Jr., M.D., Ph.D.	—	—	4,375	30,625	—	—
Kevin R. Kaster	—	—	48,750	78,750	284,000	—
Brian W. Metcalf, Ph.D.	27,083	$159,790	279,167	43,750	1,907,690	—

(1)
The value of unexercised in-the-money options is calculated based on the difference between the closing price of our common stock ($7.99) on December 31, 2001 as reported on the Nasdaq Stock Market and the exercise price for these shares, multiplied by the number of shares underlying the option.

EMPLOYMENT SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

See “Certain Relationships and Related Transactions.”

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION1

The Compensation Committee of the board of directors in 2001 was composed of Drs. Davis (Chairman), Deleage and Walsh, none of whom have ever been officers or employees of Kosan. The committee is responsible for establishing our compensation programs for all employees, including our executive officers. For executive officers, the committee evaluates performance and determines compensation policies and levels.

COMPENSATION PHILOSOPHY

The goals of our compensation program are to align compensation with business objectives and performance and to enable us to attract, retain and reward executive officers and other key employees who contribute to our long-term success and to motivate them to enhance long-term stockholder value. Key elements of this philosophy are:

•
We pay competitively with other biotechnology companies with which we compete for talent. To ensure that our pay is competitive, we compare our pay practices with these companies and set our pay parameters based on this review. The Compensation Committee believes compensation for the Company’s executive officers is within the range of compensation paid to executives with comparable qualifications, experience and responsibilities who are with companies that are in the same or similar business and of comparable size and success as the Company. The Compensation Committee also strives to achieve equitable relationships both among the compensation of individual officers and between the compensation of officers and other employees throughout the Company.

•
We provide significant equity-based incentives for executives and other key employees to ensure that they are motivated over the long term to respond to our business challenges and opportunities as owners and not just as employees.

EXECUTIVE COMPENSATION

Salary.    The committee annually reviews each executive officer’s salary. When reviewing salaries, the committee considers individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices. The committee’s objective is to set executive compensation at the market average when compared to leading companies in the biotechnology industry. The primary components of executive compensation are base salary, cash incentives and long-term equity incentives.

Cash Bonus.    The committee annually reviews the appropriateness of executive officer bonuses. Payment of cash bonuses is tied to the accomplishment of specific corporate milestones set at the beginning of the year and to each individual officer’s year-end performance review.

Equity Incentives.    Our equity incentive program includes the 1996 Stock Option Plan and the 2000 Employee Stock Purchase Plan. Our option program utilizes vesting periods (generally four years) to encourage employees to continue in our employ. Through option grants, executives receive significant equity incentives to build long-term stockholder value. Under the incentive plan, grants are made at 100% of fair market value on the date of grant. Executives receive value from these grants only if our common stock appreciates over the long term. The size of option grants is determined based on competitive practices in the biotechnology industry and

1 The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act or Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation by reference language contained in such filing.

our philosophy of significantly linking executive compensation with stockholder interests. The committee believes this approach creates an appropriate focus on longer-term objectives and promotes executive retention. The board granted options to purchase an aggregate of 625,000 shares of our common stock to our executive officers in 2001 at a weighted-average exercise price of $10.07 per share.

We established the employee stock purchase plan both to encourage employees to continue in our employ and to motivate employees through ownership interest. Under the purchase plan, employees, including officers other than Dr. Santi, may have up to 15% of their earnings withheld for purchases of our common stock on certain dates specified by our board. The price of common stock purchased will be equal to 85% of the lower of the fair market value of the common stock on the relevant purchase date or commencement date of the relevant offering period. The initial offering period under the purchase plan commenced on October 5, 2000, and there were two purchases during the 2001 fiscal year.

FEDERAL TAX CONSIDERATIONS

Section 162(m) of the Internal Revenue Code limits Kosan to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code.

The statute containing this law and the applicable Treasury regulations offer a number of transitional exceptions to this deduction limit for pre-existing compensation plans, arrangements and binding contracts. As a result, the committee believes that at the present time it is quite unlikely that the compensation paid to any executive officer in a taxable year that is subject to the deduction limit will exceed $1 million. Therefore, the committee has not yet established a policy for determining which forms of incentive compensation awarded to its executive officers shall be designed to qualify as “performance-based compensation.” The committee intends to continue to evaluate the effects of the statute and any applicable Treasury regulations and to comply with code section 162(m) in the future to the extent consistent with Kosan’s best interests.

CHIEF EXECUTIVE OFFICER COMPENSATION

Dr. Santi’s salary and bonus for the 2001 fiscal year are consistent with the criteria described above and with the Compensation Committee’s evaluation of his overall leadership and management of Kosan. The committee considered, among other achievements, that 2001 was a pivotal year for Kosan. Kosan emerged as a drug development company through its initiation of the Epothilone D human clinical trial in the fall of 2001. The anti-infective collaboration with Johnson & Johnson Pharmaceutical Research & Development was extended another year until December 2002, subject to early termination provisions, with candidates advancing into preclinical evaluation. In infectious disease, Kosan entered into a pilot agreement with Meiji Seika Kaisha, Ltd. to develop a new class of novel antibiotics. While doing so, Kosan well managed its finances. Dr. Santi’s compensation for 2001 is set forth in the Summary Compensation Table. The committee has set Dr. Santi’s annual salary at $325,000 for the 2002 fiscal year.

CONCLUSION

Through the plans described above, a significant portion of our compensation program and Dr. Santi’s compensation are contingent on Kosan performance, and realization of benefits is closely linked to increases in long-term stockholder value. We remain committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of our business may result in highly variable compensation for a particular time period.

Co	mpensation Committee

Pet	er Davis, Ph.D., Chairman
Jea	n Deleage, Ph.D.
Ch	ristopher Walsh, Ph.D.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation Committee is currently, or has ever been at any time since our formation, an officer or employee of the Company, nor has any member of the Compensation Committee served as a member of the board of directors or compensation committee of any entity that has one or more officers serving as a member of our board of directors or compensation committee.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS2

The Audit Committee of the board is comprised of three directors, none of whom are officers or employees of the Company. The members of the Audit Committee are: Jean Deleage, Ph.D., Chairman, Peter Davis, Ph.D. and Christopher Walsh, Ph.D. The board adopted a written charter for the Audit Committee on June 2, 2000. The Audit Committee recommends the selection of the Company’s independent auditors for approval by the board.

The Audit Committee reviews the Company’s financial reporting process on behalf of the board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for performing an independent audit of the consolidated financial statements to ensure that those statements were prepared in accordance with generally accepted accounting principles and report thereon to the Audit Committee. The Audit Committee reviews and monitors these processes.

Within this framework, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors. Management of the Company has affirmed to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has discussed with the independent auditors those matters required to be discussed by Statement of Auditing Standards No. 61.

In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, and has also discussed with the independent auditors the auditor’s independence from management and the Company. The Audit Committee has considered whether the provision of any non-audit services (such as internal audit assistance and tax-related services) by the Company’s independent auditors is compatible with maintaining the independence of the independent auditors when the independent auditors are also engaged to provide non-audit services.

The Audit Committee also discussed with the Company’s independent auditors the overall scope and plans for their respective audits, their evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting.

Based on these reviews and discussions, the Audit Committee has recommended to the board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001.

Au	dit Committee

Jea	n Deleage, Ph.D., Chairman
Pet	er Davis, Ph.D.
Ch	ristopher Walsh, Ph.D.

2 The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act or Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation by reference language contained in such filing.

COMPANY STOCK PRICE PERFORMANCE

The following graph shows the total stockholder return of an investment of $100 in cash on October 5, 2000, the date the Company’s common stock began to trade on the Nasdaq National Market, through December 31, 2001, the last date of trading of the 2001 fiscal year for (i) the Company’s common stock, (ii) the Nasdaq Stock Market (U.S.) Index and (iii) the Nasdaq Pharmaceutical Index. All values assume reinvestment of the full amount of all dividends.

COMPARISON OF 15-MONTH CUMULATIVE TOTAL RETURN*
AMONG KOSAN BIOSCIENCES INCORPORATED, THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ PHARMACEUTICAL INDEX3

*
$100.00 invested on October 5, 2000 in stock or index—including reinvestment of dividends. Fiscal year ended December 31, 2001. Starting point for the Company’s common stock represents normalized price at first trade. Actual initial public offering price was $14.00 per share.

**	We use the Nasdaq Pharmaceutical Index instead of the Nasdaq Biotechnology Index because the Nasdaq Pharmaceutical Index represents a Total Return Index.

3 The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act or Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation by reference language contained in such filing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since January 1, 2001, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $60,000 and in which any current director, executive officer or holder of more than 5% of the Company’s common stock had or will have a direct or indirect interest other than compensation arrangements, described under the caption “Executive Compensation,” and the transactions described below.

PROMISSORY NOTES

Prior to our initial public offering, stock options granted under our 1996 Stock Option Plan are immediately exercisable as to both vested and unvested shares, with unvested shares being subject to a right of repurchase in our favor in the event of termination of employment or consultancy prior to vesting of all shares. These individuals pay the exercise price for their outstanding options pursuant to full recourse promissory notes secured in part by the common stock underlying the options. The notes bear interest at the Applicable Mid-Term Federal Rate at the time of exercise. Principal and interest is due on the earlier of the employee’s or consultant’s termination date or three years after the date of the promissory note. In December 2001, we entered into an agreement with Daniel V. Santi, M.D., Ph.D., to amend the terms of his original promissory note. Under the terms of the amended agreement, the loan for the outstanding principal and interest of the original loan for the amount of $212,426 bears interest at 5.14% and is due and payable on December 23, 2002. As of December 31, 2001, the original and outstanding principal amounts of each promissory note held by a director or executive officer are set forth below.

Director or Executive Officer	Issuance Date	Original Note Amount	Outstanding Note Amount	Interest Rate	Accrued Interest
Daniel V. Santi, M.D., Ph.D.	December 1998	$275,000	$212,426	5.14%	$212
Michael S. Ostrach	February 2000	74,250	16,850	6.46%	1,809
Robert G. Johnson, Jr., M.D., Ph.D.	September 2000	768,000	732,200	6.13%	5,986
Susan M. Kanaya	February 2000	50,000	22,000	6.46%	2,861
Susan M. Kanaya	April 2000	15,000	8,500	6.60%	1,023
Kevin R. Kaster	February 2000	72,500	21,250	6.46%	2,709
Chaitan Khosla, Ph.D.	September 1999	71,500	48,900	5.89%	7,101

In January 2002, we entered into an agreement with Chaitan Khosla, Ph.D., whereby we issued Dr. Khosla a full recourse promissory note secured in part by his shares of Kosan common stock for the amount of $50,000, which bears interest at 5.19%. Interest and principal are due and payable on January 8, 2003.

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS AND EXECUTIVE OFFICER LOANS

We require each of our employees to enter into a confidentiality agreement prohibiting the employee from disclosing any of our confidential or proprietary information. At the time of commencement of employment, our employees also generally sign offer letters specifying basic terms and conditions of employment.

In January 2002, we entered into an agreement with Brian W. Metcalf, Ph.D., in connection with his termination of employment with us. Under the agreement, Dr. Metcalf will serve as a consultant to us as a member of our Scientific Advisory Board for a period of one year and shall receive continuation of his base salary for 12 months in equal monthly installments. Our obligation to make such payments shall: (i) be reduced by an amount equal to all amounts that he becomes eligible to receive for any regularly scheduled or part-time work; and (ii) cease as of the date that he commences full-time employment or its equivalent with another business entity. The vesting of an option to purchase 300,000 shares of our common stock shall change such that the option will continue to vest for 1/96th of the shares for each month during the period he serves as a consultant.

In accordance with the terms of Dr. Metcalf’s March 2000 employment agreement, Dr. Metcalf’s $400,000 mortgage loan was converted into a five- year term loan in the amount of $434,224, which bears interest at 5.75% and is secured by a deed of trust on Dr. Metcalf’s principal residence. In March 2002, all outstanding principal and interest on the loan was fully repaid.

In September 2000, we entered into an agreement with Robert G. Johnson, Jr., M.D., Ph.D., in connection with his appointment as Vice President, Medical Affairs and Corporate Development. Under the agreement, Dr. Johnson’s starting annual salary was $230,000, and he received a $50,000 sign-on bonus and an option to purchase 192,000 shares of our common stock at fair value. The option was subsequently granted with an exercise price of $4.00 per share. In addition, Dr. Johnson received a housing loan of $150,000, which bears interest at 5.92% and is secured by a deed of trust on Dr. Johnson’s residence, 50% of which will be forgiven on the third anniversary date of his employment and the remainder of which will be forgiven on the fourth anniversary date. Dr. Johnson is also entitled to monthly mortgage assistance of $1,000 during the first three years of employment. Either we or Dr. Johnson may terminate his employment at any time for any reason. If we terminate Dr. Johnson without cause, he will receive six months of salary continuation and six additional months of vesting of his stock options will be accelerated.

In October 1999, we entered into an agreement with Susan M. Kanaya in connection with her appointment as Vice President, Finance and Chief Financial Officer. Under the agreement, Ms. Kanaya’s starting annual salary was $172,000, and she received a $20,000 sign-on bonus and an option to purchase 150,000 shares of our common stock at fair value. The option was subsequently granted with an exercise price of $0.33 per share. In addition, Ms. Kanaya received a $52,900 loan, that bears interest at 6.35%, to replace an existing loan arrangement with her former employer. The loan will be forgiven on the third anniversary date of her employment with us. Either we or Ms. Kanaya may terminate her employment at any time for any reason. If we terminate Ms. Kanaya’s employment without cause during the first two years of employment, she will receive six months of salary continuation and an additional six months of vesting on her stock options. If such termination occurs following a change in control, the period of salary continuation will be 12 months.

In November 1998, we entered into an agreement with Daniel V. Santi, M.D., Ph.D, in connection with his appointment as our Chief Executive Officer. Under the agreement, Dr. Santi’s starting annual base salary was $250,000, adjusted annually by a minimum of a percentage change equal to the annual percentage change in the Consumer Price Index, and was entitled to purchase 750,000 shares of our common stock at $0.33 per share. The option was subsequently granted with an exercise price of $0.37 per share, 110% of fair value, because of a provision in our 1996 Stock Option Plan. Either we or Dr. Santi may terminate his employment at any time for any reason. If we terminate Dr. Santi without cause, he will receive a lump sum severance payment in the amount equal to 18 months of his then current base salary, and 18 months accelerated vesting of the shares subject to the stock option.

In July 1998, we entered into an agreement with Kevin R. Kaster in connection with his appointment as Vice President, Intellectual Property. Under the agreement, Mr. Kaster’s starting annual base salary was $180,000, and he received an option to purchase 180,000 shares of our common stock at fair value. The option was subsequently granted with an exercise price of $0.33 per share. Either we or Mr. Kaster may terminate his employment at any time for any reason. If we terminate Mr. Kaster without cause during the first three and one-half years of employment, he will receive an amount equal to six months of his then current base salary and will accelerate the vesting of the lesser of (a) six months of his original stock option grant and (b) the remainder of his original stock option grant.

Drs. Santi, Khosla, and Johnson, Messrs. Ostrach and Kaster and Ms. Kanaya each have stock option or stock purchase agreements which contain acceleration clauses providing for 100% vesting of the unvested shares in the event of a change in control.

CONSULTING AGREEMENTS

In December 1998, we entered into an amended and restated consulting agreement with our co-founder and director, Dr. Chaitan Khosla. Under the terms of this agreement, Dr. Khosla is entitled to receive consulting fees of not less than $100,000 per year and was granted an option to purchase 195,000 shares of our common stock at an exercise price of $0.37 per share that vests over a four year period. Total consulting fees paid to Dr. Khosla totaled $176,667 in 2001 that included a $50,000 bonus, of which $25,000 related to the forgiveness of his promissory note, $120,225 in 2000 and $104,279 in 1999. Either Kosan or Dr. Khosla may terminate his consultancy at any time for any reason. If we terminate Dr. Khosla without cause or as a result of a change in control, he will receive the greater of (i) any compensation payable during the extended term of his consulting agreement or (ii) an amount equal to two times his then-current annual compensation. Further, all of Dr. Khosla’s stock options and other similar equity rights will immediately vest in full.

In April 2001, we entered into an amended and restated consulting agreement with our director, Dr. Christopher Walsh. Under the terms of this agreement, Dr. Walsh is entitled to receive consulting fees of $1,500 per day for consultation at our facility or at a location approved by us and was granted an option to purchase 20,000 shares of our common stock at an exercise price of $7.75 per share which vest over a four year period. Total consulting fees paid to Dr. Walsh totaled $3,000 in 2001, $2,000 in 2000 and $4,000 in 1999. Either Kosan or Dr. Walsh may terminate his consultancy at any time for any reason.

INDEMNIFICATION AGREEMENTS

We have entered into indemnification agreements with Drs. Chabner, Davis, Deleage, Johnson, Khosla, Santi and Walsh, Mr. Ostrach, Ms. Kanaya and Mr. Kaster. We intend to enter into indemnification agreements with all of our directors and officers for the indemnification of those persons to the full extent permitted by law. We also intend to execute these agreements with our future directors and officers.

STOCK OPTIONS

Stock option grants to our executive officers and directors are described herein under the captions “Director Compensation,” “Executive Compensation” and “Stock Option Grants and Exercises.”

OTHER MATTERS

The board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By	Order of the Board of Directors

Su	san M. Kanaya
Sec	retary

April 17, 2002

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Kosan stockholders may be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker directly or direct your written request to: Corporate Secretary, Kosan Biosciences Incorporated, 3832 Bay Center Place, Hayward, CA 94545 or contact Corporate Secretary, Kosan Biosciences Incorporated at (510) 732-8400. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” or their communications should contact their broker.

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 is available without charge upon written request to: Corporate Secretary, Kosan Biosciences Incorporated, 3832 Bay Center Place, Hayward, CA 94545.

                         KOSAN BIOSCIENCES INCORPORATED

        Proxy Solicited by the Board of Directors for the Annual Meeting
                   Of Stockholders to be held on May 23, 2002

         The undersigned stockholder of Kosan Biosciences Incorporated hereby appoints Daniel V. Santi, M.D., Ph.D., and Michael S. Ostrach, with full power of substitution, attorneys and proxies for the undersigned and authorizes each of them to represent and vote as designated on the reverse side, all of the shares of common stock of Kosan ("Kosan Common Stock") that the undersigned may be entitled, in any capacity, to vote at the Annual Meeting of Stockholders to be held at 3832 Bay Center Place, Hayward, CA 94545, on May 23, 2002, at 10:00
a.m., local time, and at any adjournments or postponements of such meeting, for the following purposes, and with discretionary authority as to any other matters that may properly come before the meeting, all in accordance with, and as described in, the Notice of Annual Meeting of Stockholders and accompanying
Proxy Statement. The undersigned acknowledges receipt of the Notice of Annual
Meeting of Stockholders dated April 17, 2002, and the accompanying Proxy
Statement. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION
AS DIRECTORS OF THE NAMED NOMINEES AND FOR PROPOSAL 2.

     (Continued and to be signed on reverse side, please mark, sign, date and return this proxy card using the enclosed envelope.)

                                See Reverse Side

                              FOLD AND DETACH HERE

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE
VOTED "FOR" THE PROPOSALS.

                                                  Please mark your votes   [x]
                                                  as indicated

                                   FOR ALL       WITHHELD
                                  NOMINEES        FOR ALL
I.  ELECTION OF DIRECTORS          LISTED        NOMINEES
    Nominees:                      BELOW        LISTED BELOW
    01 Bruce Chabner, M.D.          [ ]            [ ]
    02 Peter Davis, Ph.D.
    03 Christopher Walsh, Ph.D.

Withheld for the nominees you listed below: (Write the
Name(s) of the nominee(s) in the space provided
below.)

_____________________________________________________

ITEM 2 - APPROVAL OF THE AMENDMENTS TO THE      FOR     AGAINST     ABSTAIN
COMPANY'S 2000 NON-EMPLOYEE DIRECTORS'          [ ]       [ ]         [ ]
STOCK OPTION PLAN, AS SET FORTH IN THE
ACCOMPANYING PROXY STATEMENT.

                                          I PLAN TO ATTEND THE MEETING   [ ]

Dated: ___________________________________________, 2002

_____________________________________________________
                Signature

_____________________________________________________
           Signature if held jointly

Please sign exactly as your name appears on
the Voting Form. If shares are registered
in more than one name, the signatures of all
such persons are required. A corporation
should sign in full corporate name  by a duly
authorized officer giving such officer's title.
Trustees, guardians, executors and administrators
should sign in their official capacity giving
full title as such. A partnership should sign
in the partnership name by the authorized person,
stating such person's title and relationship to
the partnership.

Signature_________________________________________________

Signature_______________________________________ Date_____________________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                             FOLD AND DETACH HERE